Exhibit 99.1

NEWS RELEASE For Immediate Release 10/10/11 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax : (715) 424-3414 Email : pr@renlearn.com

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Receives Unsolicited, Revised Definitive
Acquisition Proposal from Plato Learning, Inc.; Provides Update on
Litigation

WISCONSIN RAPIDS, WI — October 10, 2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K-12 schools, announced today that it has received an unsolicited, revised definitive acquisition proposal from Plato Learning, Inc. (“Plato Learning”).  Under the revised definitive proposal, Plato Learning proposes to acquire all of the outstanding shares of Renaissance Learning for an aggregate purchase price of approximately $496.0 million, which is financially equivalent to the acquisition of all of the outstanding shares of Renaissance Learning for $16.90 per share in cash.  The revised definitive proposal does not provide for an allocation of the merger consideration between co-founders Terrance and Judith Paul and affiliates and members of their family (the “Paul Shareholders”), on one hand, and the other shareholders of Renaissance Learning, on the other hand, but provides that Renaissance Learning’s Board of Directors or Mr. and Mrs. Paul may elect to allocate the merger consideration in any manner. Under the revised definitive proposal, the additional consideration payable under the revised terms of the proposed acquisition would be financed with an additional $25.0 million in equity pursuant to signed commitment letters and guarantees from funds advised by Thoma Bravo, LLC and HarbourVest Partners, LLC. The revised definitive proposal is not subject to a financing condition or further due diligence.

Renaissance Learning previously announced that Renaissance Learning and the Permira Funds entered into an amendment to the definitive merger agreement dated August 15, 2011 under which a company formed at the direction of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning.  Under the amended merger agreement, an affiliate of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning held by the Paul Shareholders for $15.00 per share in cash, and will acquire all other outstanding shares of Renaissance Learning for $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million, which is financially equivalent to the acquisition of all of the outstanding shares of Renaissance Learning for $15.50 per share in cash.

In accordance with its fiduciary duties, Renaissance Learning’s Board of Directors will give proper consideration in due course to Plato Learning’s revised definitive proposal.  In the meantime, Renaissance Learning’s Board of Directors has approved and continues to recommend that shareholders approve and adopt the amended merger agreement with affiliates of the Permira Funds at the special meeting of Renaissance Learning’s shareholders scheduled to be held on October 17, 2011.  Under an amended shareholders agreement, the Paul Shareholders have agreed to vote the shares they control representing, in the aggregate, approximately 69% of Renaissance Learning’s outstanding shares, in favor of the amended Permira Funds merger agreement.

In connection with the amended Permira Funds merger agreement, on October 3, 2011, Renaissance Learning filed with the SEC a supplement, dated September 30, 2011, to the proxy statement previously distributed in connection with the special shareholders’ meeting and has furnished such supplement to Renaissance Learning’s shareholders.  The transaction remains subject to customary closing conditions, including approval by Renaissance Learning’s shareholders.  As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger has ended.

Update on Litigation Related to the Merger

As previously disclosed in Renaissance Learning’s proxy statement supplement, a putative class action complaint relating to the Permira Funds merger agreement was filed by Data Key Partners on September 23, 2011 in the Circuit Court of Wood County, Wisconsin.

On October 4, 2011, Data Key Partners filed an amended complaint maintaining the claims in the original complaint and updating its allegations about the current status of the Permira Funds merger agreement and the Plato Learning proposal to acquire Renaissance Learning, and adding a derivative claim seeking to revoke the Permira Funds merger agreement because of the alleged lack of independence of Renaissance Learning’s board of directors and the fiduciary duty violations alleged in the complaint.

On October 7, 2011, Data Key Partners filed a lawsuit in the United States District Court, Western District of Wisconsin asserting substantially the same claims as in its original state court action, and adding a claim alleging violations of the proxy statement disclosure requirements under Section 14(a) of the Securities Exchange Act of 1934.  In addition, Data Key Partners filed a motion for a temporary restraining order to enjoin Renaissance Learning and the Permira Funds from consummating the merger contemplated by the Permira Funds merger agreement pending expedited discovery and trial.

Also on October 7, 2011, a second putative class action complaint was filed by Michael McDonald in the United States District Court, Western District of Wisconsin asserting substantially the same claims asserted in the suits brought by Data Key Partners, with the exception of the derivative claim.  The complaint also alleges that the termination fee and nonsolicitation provisions of the Permira Funds merger agreement constitute breaches of fiduciary duty by the defendants.

On October 7, 2011 and October 9, 2011, respectively, Plato Learning filed motions to intervene in the Data Key Partners and Michael McDonald federal lawsuits in order to assert its own claim against Renaissance Learning and its board members.  Plato Learning claims that Renaissance Learning failed to act in good faith in its dealings with Plato Learning by not engaging in a fair and just process and by rejecting what Plato Learning contends was a superior acquisition proposal; that Renaissance Learning and its board members allegedly accepted the Permira Fund’s purportedly inferior acquisition proposal without legal justification and, in doing so, allegedly interfered with a prospective contractual relationship between Plato Learning and Renaissance Learning’s shareholders; and that Renaissance Learning violated Wisconsin law by colluding and conspiring to reduce competition for purchasing Renaissance Learning and precluding Plato Learning from fairly acquiring Renaissance Learning.  As a result, Plato Learning seeks to preliminarily and permanently enjoin the consummation of the merger contemplated by the Permira Funds merger agreement.

Renaissance Learning and the other defendants believe these actions are without merit and intend to vigorously defend against their claims.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

About Permira

Permira is a European private equity firm with global reach.  The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion.  Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).  The Permira funds portfolio in TMT includes market-leading software providers, online commerce vendors, and digital content production and distribution companies, among others.  With offices in New York and Menlo Park, Permira has had a presence in North America since 2002.  Renaissance Learning represents the second North American investment for the Permira funds in 2011.

For more information visit:  www.permira.com

Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties.  Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, Renaissance Learning may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described in the amended merger agreement, as amended, or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form

8-K, which factors are incorporated herein by reference.  Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning filed a definitive proxy statement on Schedule 14A with the SEC on September 12, 2011 and a supplement to the proxy statement on October 3, 2011.  Renaissance Learning has furnished both the proxy statement and the supplement to the proxy statement to its shareholders.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT BECAUSE THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PERMIRA FUNDS MERGER AGREEMENT, AS AMENDED.  Shareholders may obtain a free copy of the proxy statement, the supplement to the proxy statement and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement on Schedule 14A Renaissance Learning filed with the SEC on September 12, 2011, and the supplement to the proxy statement filed on October 3, 2011, relating to the proposed merger with affiliates of the Permira Funds.

4